Exhibit 10.24

***Indicates CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

MORTGAGE AND SECURITY AGREEMENT

Dated as of November 16, 2004

between

NORTHWEST AIRLINES, INC.

and

***,
as Collateral Agent

One Airbus A330-223 Aircraft
FAA Registration No. N *** NW

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1.	Certain Definitions

ARTICLE II

SECURITY

Section 2.1.	Grant of Security Interest

ARTICLE III

COVENANTS OF THE COMPANY

Section 3.1.	Liens
Section 3.2.	Possession, Operation and Use, Maintenance and Registration
Section 3.3.	Inspection
Section 3.4.	Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines
Section 3.5.	Loss, Destruction or Requisition
Section 3.6.	Insurance
Section 3.7.	Filings
Section 3.8.	Corporate Existence
Section 3.9.	Merger, Consolidation
Section 3.10.	Notice of Change of the Company’s Location
Section 3.11.	Interests in the Purchase Agreement
Section 3.12.	General Covenant

ARTICLE IV

REMEDIES OF THE COLLATERAL AGENT UPON AN EVENT OF DEFAULT

Section 4.1.	Event of Default
Section 4.2.	Remedies with Respect to Collateral
Section 4.3.	Waiver of Appraisement, etc., Laws
Section 4.4.	Remedies Cumulative
Section 4.5.	Discontinuance of Proceedings

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ARTICLE V

DUTIES OF THE COLLATERAL AGENT

Section 5.1.	Action Upon Event of Default
Section 5.2.	Action Upon Instructions
Section 5.3.	Indemnification
Section 5.4.	No Duties Except as Specified in Mortgage or Instructions
Section 5.5.	No Action Except Under Mortgage or Instructions

ARTICLE VI

SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER DOCUMENTS

Section 6.1.	Supplemental Mortgages
Section 6.2.	Collateral Agent Protected

ARTICLE VII

INVESTMENT OF SECURITY FUNDS

Section 7.1.	Investment of Security Funds

ARTICLE VIII

MISCELLANEOUS

Section 8.1.	Termination of Mortgage
Section 8.2.	Alterations to Mortgage
Section 8.3.	No Legal Title to Collateral in Noteholder
Section 8.4.	Sale of the Aircraft by Collateral Agent Is Binding
Section 8.5.	Benefit of Mortgage
Section 8.6.	Section 1110 of the Bankruptcy Code
Section 8.7.	Notices
Section 8.8.	Severability
Section 8.9.	No Waiver; Cumulative Remedies
Section 8.10.	Separate Counterparts
Section 8.11.	Successors and Assigns
Section 8.12.	Headings
Section 8.13.	Governing Law
Section 8.14.	Normal Commercial Relations
Section 8.15.	Language
Section 8.16.	Interpretation
Section 8.17.	Execution of Financing Statements

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Appendix A	–	Definitions

Exhibit A	–	Form of Mortgage and Security Agreement Supplement

Schedule I	–	Schedule of Countries For Permitted Lessees

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MORTGAGE AND SECURITY AGREEMENT

This MORTGAGE AND SECURITY AGREEMENT, dated as of November 16, 2004, between NORTHWEST AIRLINES, INC., a Minnesota corporation (together with its successors and permitted assigns, the “Company”), and ***, a Delaware corporation, as Collateral Agent for the benefit of the Administrative Agent and the Noteholders (together with its permitted successors and assigns, the “Collateral Agent”);

W I T N E S S E T H :

WHEREAS, the Lenders have agreed, pursuant and subject to the terms and conditions of the Credit Agreement, to make a Loan to the Company in connection with the acquisition of the Aircraft to be evidenced by the Notes; and

WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Collateral Agent a Lien on the Collateral in accordance with the terms hereof, as security for the Obligations.

NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                   Certain Definitions.  Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

ARTICLE II

SECURITY

Section 2.1.                                   Grant of Security Interest.  The Company, in order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements, covenants and provisions contained herein and in the Notes and in the Credit Agreement and in the other Loan Documents, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Collateral Agent, its permitted successors and assigns, for the security and benefit of the Administrative Agent and the Noteholders, forever, a continuing security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the “Collateral”):

(a)                                  the Airframe and the Engines, each of which Engines is of 750 or more rated takeoff horsepower or the equivalent of such horsepower, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframe (other than jet aircraft engines not constituting Engines) or Engines, whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines and all records, logs and other documents at any time maintained with respect to the foregoing;

(b)                                 the Contract Rights, but subject always to the provisions of Section 3.11 hereof;

(c)                                  all proceeds with respect to the requisition of title to or use of the Aircraft or any part thereof, and all insurance proceeds with respect to the Aircraft or any part thereof, but excluding any insurance maintained by the Company and not required under Section 3.6 hereof;

(d)                                 all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent in pledge hereunder and held or required to be held by the Collateral Agent hereunder;

(e)                                  any and all property that may, from time to time hereafter, in accordance with the provisions of this Mortgage, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited, in which a security interest may be granted by the Company and/or pledged by the Company, or by any Person authorized to so do on its behalf or with its consent, to and with the Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder;

(f)                                    all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.1, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Collateral Agent, to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, in accordance with the terms of the Loan Documents and (ii) the Collateral Agent, acting on behalf of the Lenders, shall not, through its own actions or inactions, interfere with, or suffer to exist with respect to the Aircraft any Lien attributable to the Collateral Agent which might interfere with, the Company’s (or any Lessee’s) continued possession, use and operation of, and quiet enjoyment (including, without limitation, administrative quiet enjoyment) of, the Aircraft during the term of this Mortgage in accordance with the terms of the Loan Documents so long as no Event of Default shall have occurred and be continuing.

TO HAVE AND TO HOLD the Collateral unto the Collateral Agent, its permitted successors and assigns, forever, upon the terms herein set forth, in trust for the benefit, security and protection of the Administrative Agent and the Noteholders, without any priority of any one Note over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under each of the Loan Documents to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Administrative Agent, the Collateral Agent nor the Noteholders shall have any obligation or liability under any of the Loan Documents to which the Company is a party by reason of or arising out of the assignment hereunder, nor shall the Administrative Agent, the Collateral Agent or the Noteholders be required or obligated in any manner to perform or fulfill any obligations of the Company under any of the Loan Documents to which the Company is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may entitled at any time or times.

The Company does hereby irrevocably constitute and appoint the Collateral Agent the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Collateral Agent may deem to be necessary or advisable in the premises; provided that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

The Company agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

The Company does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Collateral Agent.

ARTICLE III

COVENANTS OF THE COMPANY

Section 3.1.                                   Liens.

The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or title thereto or any interest therein except:

(a)                                  the Lien of this Mortgage;

(b)                                 the rights of others under agreements or arrangements to the extent permitted by Sections 3.2 and 3.4 hereof;

(c)                                  Liens for taxes of the Company (or any Lessee) either not yet due or payable or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or adversely affect the Lien of this Mortgage;

(d)                                 materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of the Company’s (or, if a Lease is then in effect, Lessee’s) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or adversely affect the Lien of this Mortgage;

(e)                                  Liens arising out of any judgment or award against the Company (or any Lessee), unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or the execution thereof stayed pending appeal or shall not have been discharged, vacated or stayed within sixty (60) days after the expiration of such stay;

(f)                                    any other Lien with respect to which the Company (or any Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Collateral Agent; and

(g)                                 Liens approved in writing by the Collateral Agent.

Liens described in clauses (a) through (g) above are referred to herein as “Permitted Liens.” The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien arising at any time.

Section 3.2.                                   Possession, Operation and Use, Maintenance and Registration.

(a)                                  Possession.

The Company shall not, without the prior written consent of the Collateral Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed in any airframe other than the Airframe or enter into any Wet Lease; provided that so long as no Default of the type referred to in Section 4.1(a), 4.1(d) or 4.1(e) or Event of Default shall have occurred and be continuing at the time of such lease, delivery, transfer or relinquishment of possession or installation or such Wet Lease, so long as the action to be taken shall not deprive the Collateral Agent of the first priority Lien of this Mortgage on the Airframe and so long as the Company (or any Lessee) shall comply with the provisions of Sections 3.2(c) and 3.6 hereof, the Company may, without the prior written consent of the Collateral Agent:

(i)   subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Company (or any Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if the Company’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall (or shall cause Lessee to) comply with Section 3.4(e) hereof in respect thereof and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier;

(ii)   deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 3.4(d) hereof;

(iii)   install an Engine on an airframe which is owned by the Company (or any Lessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above provided that the Company’s title to such Engine and the first priority Lien of this Mortgage shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this subclause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to such mortgage or security interest, notwithstanding the installation thereof on such airframe;

(iv)   install an Engine on an airframe which is leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by clause (iii) of this Section 3.2(a) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

(v)   install an Engine on an airframe owned by the Company (or any Lessee), leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) which is subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this Section 3.2(a) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and that the Company shall (or shall cause any Lessee to) comply with Section 3.4(e) hereof in respect thereof, the Collateral Agent not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 3.4(e);

(vi)   to the extent permitted by Section 3.4(c) hereof, subject any appliances, Parts or other equipment owned by the Company and removed from the Airframe or any Engine to any pooling arrangement referred to in such Section;

(vii)   subject (or permit any Lessee to subject) the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Lessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as the Company (or any Lessee) shall (A) promptly notify the Collateral Agent upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide the Collateral Agent with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 4.2 hereof, and (B) promptly notify the Collateral Agent upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

(viii)   enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party, provided that if the Company (or any Lessee) shall enter into any Wet Lease for a period of more than one year (including renewal options) the Company shall provide to the Collateral Agent written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease);

(ix)   transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to the Collateral Agent; or

(x)   the Company may, at any time, enter into any lease of the Airframe or any Engine with (A) a U.S. Air Carrier, (B) any Person approved in writing by the

Collateral Agent (with the approval of the Required Lenders), (C) any Permitted Lessee or (D) Koninklijke Luchtvaart Mastchappij N.V. (“KLM”) or any other airline alliance partner of the Company that otherwise meets the requirement of (A), (B) or (C) above or has been previously approved in writing by the Collateral Agent, in any such case, if (1) the lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such lease is entered into, (2) in the event that the lessee under such lease is a foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such foreign air carrier is principally based at the time such lease is entered into (or, in the case of a lease to a lessee principally based in Taiwan, maintains diplomatic relations at least as good as those in effect on the date of the Loan), and (3) in the event that the lessee under such lease is a foreign air carrier, the Collateral Agent shall receive at the time such lease is entered into an opinion of counsel (in form and substance reasonably satisfactory to the Collateral Agent) to the Company to the effect that (I) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally) enforceable against the proposed lessee in the country in which the proposed lessee is principally based, (II) there exist no possessory rights in favor of the lessee under such lease under the laws of such lessee’s country of domicile that would, upon bankruptcy or insolvency of or other default by the Company and assuming at such time such lessee is not insolvent or bankrupt, prevent the return or repossession of the Aircraft in accordance with the terms of this Mortgage, (III) the laws of such lessee’s country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (IV) the laws of such lessee’s country of domicile would give recognition to the Company’s title to the Aircraft, to the registry of the Aircraft in the name of the Company (or the proposed lessee, as “lessee”, as appropriate), and to the Lien of this Mortgage.

The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.2(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any lease permitted by this Section 3.2(a) shall be expressly subject and subordinate to, all the terms of this Mortgage and to the Lien of this Mortgage, including, without limitation, the covenants contained in this Section 3.2 and the Collateral Agent’s rights to foreclosure and possession pursuant to Section 4.2 hereof and to avoid such lease upon such repossession, and the Company shall remain primarily liable hereunder for the performance of all of the terms of this Mortgage to the same extent as if such lease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Mortgage with respect to the Aircraft. No pooling agreement, lease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of the Company’s obligations to the Collateral Agent hereunder or constitute a waiver of the Collateral Agent’s rights or remedies hereunder. Any lease permitted under this Section 3.2(a) shall expressly prohibit any further sublease by the Lessee. The Collateral Agent agrees, for the benefit of the Company (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by the Company (or any Lessee), any lessor of any engine (other than an Engine) leased to the Company (or any Lessee) and any conditional vendor of any engine (other than an Engine)

purchased by the Company (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither the Collateral Agent nor its successors or assigns will acquire or claim, as against the Company (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Collateral Agent shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Company (or any Lessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against the Collateral Agent, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. The Company shall provide to the Collateral Agent (i) written notice of any lease hereunder (such notice to be given not later than five days prior to entering into such lease) and (ii) a copy of each lease which has a term of more than three months.

(b)                                 Operation and Use.

The Company will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Lessee or other Person to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent that the Company (or any Lessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the first priority Lien of this Mortgage and does not involve any material risk of sale, forfeiture or loss of the Aircraft.

The Company shall not operate the Aircraft, or permit any Lessee to operate the Aircraft, (a) in the event insurance (including, without limitation, aircraft war risk and hijacking insurance) is not maintained in accordance with Section 3.6 hereof until such coverage is reinstated, or (b) in any area excluded from coverage by any insurance required by the terms of Section 3.6 hereof, whether before or after the occurrence of an Event of Default based on such failure to maintain insurance; provided, however, that the failure of the Company to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of the Company (or any Lessee) or to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of the Company (or any Lessee) and in each case the Company (or such Lessee, as the case may be) is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

(c)                                  Maintenance.

The Company, at its own cost and expense, shall (or shall cause any Lessee to) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than temporary periods of storage in accordance with applicable regulations or during maintenance or modification permitted hereunder) under the Transportation Code, except when all Airbus A330-200 series aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such period as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with the terms hereof, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Company with respect to similar aircraft operated by the Company in similar circumstances and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to similar aircraft operated by the Lessee in similar circumstances; provided, however, that in all circumstances the Aircraft shall be maintained by the Company (or any Lessee) in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom.  The Company shall maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

(d)                                 Identification of Collateral Agent’s Interest.

On or prior to the date of the Loan, or as soon as practicable thereafter, the Company agrees to fix and maintain (or cause to be fixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

“SUBJECT TO A MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF ***, AS COLLATERAL AGENT”

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent). Except as above provided, the Company will not allow the name of any Person (other than the Company) to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of security interest or ownership; provided that nothing herein contained shall prohibit the Company (or any Lessee) from placing its customary colors and insignia on the Airframe or any Engine.

(e)                                  Registration.

The Company, at its own expense, will (or will cause any Lessee to) cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Company under the Transportation Code, provided, however, that, subject to the last sentence of this Section 3.2(e), (i) at any time before the fifth anniversary of the delivery of the Aircraft, the Company may elect to effect a change in the registration of the Aircraft to the Netherlands, the United Kingdom or Japan, at the Company’s expense, with the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed) or (ii) at any time after the fifth anniversary of the delivery of the Aircraft, the Company may elect to effect a change in the registration of the Aircraft to any such or to another jurisdiction, at the Company’s expense, without any Lender’s or the Collateral Agent’s consent, so long as

(A)                              the proposed country of registry of the Aircraft is a country listed on Schedule IV to the Credit Agreement (or such other country as the Lender approves),

(B)                                the Company undertakes to perform in such country that which is required to maintain the Lender’s first and prior perfected Lien on the Collateral, and

(C)                                the following conditions are met:

(i)                                     the United States, France, Germany, the United Kingdom, the Netherlands or Japan, as appropriate, maintain normal diplomatic relations with the proposed country of registry of the Aircraft; and

(ii)                                  the Lenders and the Collateral Agent shall have received favorable opinions (subject to customary exceptions) addressed to each party, from counsel of recognized reputation qualified in the laws of the relevant jurisdiction to the effect that:

(a)                                  the Collateral Agent’s Lien on and security interest in the Aircraft shall be recognized under the laws of such jurisdiction,

(b)                                 the obligations of the Company, and the rights and remedies of the appropriate parties under the Loan Documents shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law),

(c)                                  after giving effect to such change in registration, the Collateral Agent’s Lien and security interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to establish, protect and perfect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not effective, (i) the opinion shall detail what filing, recording or other action is necessary and (ii) the Lenders and the Collateral Agent shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Lenders and the Collateral Agent on or prior to the effective date of such change in registration),

(d)                                 it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Lenders or the Collateral Agent, for the Lenders or the Collateral Agent to qualify to do business in such jurisdiction,

(e)                                  there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the appropriate parties, such opinion shall be waived if insurance reasonably satisfactory to the Collateral Agent is provided to cover such risk); and

(f)                                    (unless the Company shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use.

In addition, as a condition precedent to any such change in registration, the Company shall furnish to the Lenders and to the Collateral Agent an officer’s certificate to the effect that the insurance required by this Agreement shall be in full force and effect at the time of such change in registration after giving effect to such change in registration and that the new country of registry imposes aircraft maintenance standards not materially different from those of the United States of America, France, Germany, Japan, the Netherlands or the United Kingdom.  The Company shall pay all costs, expenses, fees, recording and registration taxes, including the fees and expenses of counsel to the Lenders and of the Collateral Agent and other charges in connection with any such change in registration.  Notwithstanding the foregoing, no change in registration of the Aircraft shall be permitted if such change is reasonably likely to result in any adverse tax consequences to the Collateral Agent or the Lenders for which the Company is not required to indemnify under the Loan Documents or has not entered into a binding agreement to indemnify in a manner reasonably satisfactory in form and substance to the Collateral Agent.

Section 3.3.                                   Inspection.  At reasonable times and, so long as no Event of Default shall have occurred and be continuing, on at least 15 days prior written notice to the Company, the Collateral Agent or its authorized representatives may (not more than once every calendar year (unless an Event of Default has occurred and is continuing)) inspect the Aircraft and inspect and make copies (at the Collateral Agent’s expense) of the books and records of the Company relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be limited to a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of the Company; provided that no exercise of such inspection rights shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Company or any Lessee. The Collateral Agent shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

Section 3.4.                                   Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.

(a)                                  Replacement of Parts.

The Company, at its own cost and expense, will so long as the Airframe or an Engine is subject to the Lien of this Mortgage promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.4(d) hereof or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, the Company (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company (or such Lessee), except as otherwise provided in Section 3.4(d) hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except Permitted Liens and pooling arrangements to the extent permitted by Section 3.4(c) and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

(b)                                 Parts.

Except as otherwise provided in Section 3.4(d) hereof, all Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and which meet the requirements for replacement Parts specified in Section 3.4(a) hereof. Immediately upon any replacement part becoming incorporated or installed in or attached to an Airframe or Engine as provided in Section 3.4(a) hereof, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by Section 3.4(c) hereof and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall be owned by the Company, (ii) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and the replacement part shall be deemed a Part hereunder; and (iii) such replacement Part shall become subject to the Lien of this Mortgage and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

(c)                                  Pooling of Parts.

Any Part removed from the Airframe or any Engine as provided in Section 3.4(a) hereof may be subjected by the Company (or any Lessee) to a normal pooling arrangement customary in the airline industry of which the Company (or any Lessee) is a party entered into in the ordinary course of the Company’s (or such Lessee’s) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 3.4(a) and 3.4(b) hereof as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 3.4(a) hereof may be owned by any third party subject to such a normal pooling arrangement, provided that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens (other than pooling arrangements), at which time such temporary replacement Part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part which is subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens (other than pooling arrangements).

(d)                                 Alterations; Modifications and Additions.

The Company, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 3.2(e) hereof; provided, however, that the Company (or any Lessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the Collateral Agent. In addition, the Company (or any Lessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as the Company (or such Lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which the Company (or such Lessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, “Obsolete Parts”); provided that no such alteration, modification or addition shall materially diminish the value, utility or remaining useful life of such Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Mortgage, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which have been removed so long as the aggregate value of all Obsolete Parts that shall have been removed and not replaced shall not exceed $400,000.  All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition (the “Additional Parts”) shall become subject to the Lien of this Mortgage. Notwithstanding the foregoing sentence, the Company (or any

Lessee) may remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.2(a) or (c) hereof or the first sentence of this Section 3.4(d), and (iii) can be removed from such Airframe or Engine without diminishing or impairing the value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal by the Company (or any Lessee) of any such Part as above provided, such Part shall, without further act, be free and clear of all rights of the Collateral Agent and such Part shall no longer be deemed a Part hereunder.

(e)                                  Substitution of Engines.

The Company shall have the right at its option at any time, on at least thirty (30) days’ prior written notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to an Engine (not involving an Event of Loss with respect to the Airframe with respect to which the Company has elected to prepay the Notes in accordance with Section 2.8(b) of the Credit Agreement), shall within sixty (60) days after the occurrence of such Event of Loss substitute, a Replacement Engine; provided that both Engines shall be of the same make and model. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed an Engine hereunder, and (ii) such Replacement Engine shall become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe. The Company’s right to make a replacement hereunder shall be subject to the fulfillment of the following conditions precedent at the Company’s sole cost and expense:

(i)   The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each shall have been delivered to the Collateral Agent:

(A)                              a Mortgage Supplement covering the Replacement Engine (filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted hereby);

(B)                                an Officer’s Certificate of the Company stating (i) that the Replacement Engine is of at least equal value, utility and remaining useful life as the Engine it replaces assuming such Engine had been maintained in the condition required hereunder and (ii) each of the conditions specified in this paragraph (e) with respect to such Replacement Engine, and any comparable provisions of any Lease permitted hereby to which such Engine is subject, have been satisfied;

(C)                                such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine; and

(D)                               a certificate, reasonably acceptable to the Collateral Agent in form and substance, of an aircraft engineer or qualified independent aircraft appraiser certifying, with respect to such Replacement Engine, to the effect specified in Section 3.4(e)(i)(B) hereof;

(ii)   Upon request by the Collateral Agent, the Company shall furnish the Collateral Agent with (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, of the Company’s counsel, which may be the Company’s General Counsel or an Associate General Counsel, to the effect that (x) such documents reasonably requested by the Collateral Agent are sufficient to cause such Replacement Engine to be subject to the Lien of this Mortgage and (y) the Collateral Agent will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Replacement Engine; provided that the opinion in clause (y) need not be delivered to the extent that the benefits of Section 1110 of the Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available with respect to the Engine being substituted for immediately prior to such substitution, (B) upon recordation, an opinion of qualified FAA counsel, or if applicable, qualified counsel in the jurisdiction of the Aircraft’s registration addressed to the Collateral Agent, in either case satisfactory in form and substance to the Collateral Agent as to the due recordation of the Mortgage Supplement as a first priority Lien on the Replacement Engine, registration of the ownership of the Replacement Engine and the freedom from Liens of record (except Permitted Liens), and (C) such evidence of compliance with the insurance provisions of Section 3.6 hereof with respect to such Replacement Engine as the Collateral Agent may reasonably request; and

(iii)   The Company shall have delivered to the Collateral Agent (A) a copy of the bill of sale respecting such Replacement Engine or other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Company with respect to such Replacement Engine.

Upon such substitution, (x) the Collateral Agent shall execute and deliver to the Company such documents and instruments, prepared at the Company’s expense, as the Company shall reasonably request, to evidence the release of such replaced Engine from the Lien of this Mortgage; (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person relating to an Event of Loss of such replaced Engine giving rise to such substitution; and (z) the Company shall receive all insurance proceeds and proceeds in respect of any Event of Loss of such replaced Engine giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.6(b)(I), second paragraph, and 3.5(d)(ii) hereof.

Section 3.5.                                   Loss, Destruction or Requisition.

(a)                                  Event of Loss With Respect to the Airframe.

Upon the occurrence of an Event of Loss with respect to the Airframe or an Engine, the Company shall forthwith (and in any event within fifteen (15) days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within forty-five (45) days after the occurrence of an Event of Loss with respect to the Airframe give the Collateral Agent written notice of its election to perform one of the following options (it being agreed that, if the Company shall not have given notice of such election within such 45 day period, the Company shall be deemed to have elected to prepay the Notes in accordance with Section 2.8(b) of the Credit Agreement). The Company may elect either to (i) prepay the Notes, in which event not later than the earlier of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) the third Business Day following the receipt of insurance proceeds in respect of such occurrence (but not earlier than thirty (30) days after such occurrence), the Company shall prepay the Notes in accordance with Section 2.8(b) of the Credit Agreement, or (ii) cause to be subjected to the Lien of this Mortgage in replacement thereof not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, installed on the Airframe at the time such Event of Loss occurred), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens, to have a value, utility and remaining useful life at least equal to the Airframe and Engines, if any, so replaced, as of the date of the Event of Loss (assuming such Airframe and Engines were in the condition required by the terms hereof); provided that if the Company does not perform its obligation to effect such replacement in accordance with this Section 3.5(a) during the period of time provided herein, then the Company shall prepay the Notes pursuant to Section 2.8(b) of the Credit Agreement on the Business Day next succeeding the 120th day following the occurrence of such Event of Loss.

(b)                                 Effect of Replacement.

Upon the Company having provided a Replacement Aircraft as provided for in Section 3.5(a) above, (x) the Lien of this Mortgage shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred; the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the replaced Airframe and the Engine or engines, if any, attached to the Airframe upon the occurrence of the Event of Loss by executing and delivering to the Company such documents and instruments, prepared at the Company’s expense, as the Company may reasonably request to evidence such release; and (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 3.5(d)(i) and 3.6 hereof.

(c)                                  Conditions to Airframe Replacement.

(i)                                     The Company’s right to make a replacement under Section 3.5(a) hereof shall be subject to the fulfillment, at the Company’s sole cost and expense and in addition to the conditions contained in such Section 3.5(a), of the following conditions precedent:

(1)                                  On the date that the Replacement Aircraft is delivered, which date shall be not later than the Business Day next succeeding the 120th day following the Event of Loss leading to such replacement (hereinafter referred to as the “Replacement Closing Date”), no Event of Default shall have occurred and be continuing;

(2)                                  On the Replacement Closing Date, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to the Collateral Agent:

(A)                              a Mortgage Supplement covering the Replacement Aircraft (filed for recording pursuant to the Transportation Code, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted hereby);

(B)                                such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft; and

(C)                                a certificate, reasonably acceptable to the Collateral Agent in form and substance, of an aircraft engineer or qualified independent aircraft appraiser certifying (I) that the Replacement Airframe is an Airbus A330-200 (or an improved model, as the case may be) having a value, utility and remaining useful life at least equal to the Airframe to be replaced, assuming such Airframe had been maintained in the condition required hereunder and (II) with respect to the Replacement Engines constituting part of such Replacement Aircraft to the effect specified in Section 3.4(e)(i)(B) hereof;

(3)                                  On or before the Replacement Closing Date, the Collateral Agent shall have received from the Company such documents and evidence with respect to the Company as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 3.5(c), evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.5(c), in each case in form and substance reasonably satisfactory to the Collateral Agent;

(4)                                  The Collateral Agent shall have received evidence satisfactory to the Collateral Agent as to the due compliance with Section 3.6 hereof with respect to the Replacement Aircraft;

(5)                                  On the Replacement Closing Date, (A) the Company shall cause the Replacement Aircraft to be subject to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe as to type and airworthiness in accordance with the terms of this Mortgage, and the registration of the Replacement Aircraft in the name of the Company (or any Lessee as lessee if the Aircraft had been so registered immediately prior to the occurrence of the Event of Loss with respect thereto) shall have been duly made with the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe and (C) the Collateral Agent shall have received evidence satisfactory to it with respect to the matters covered by this subparagraph (5);

(6)                                  On the Replacement Closing Date, the following statements shall be true and the Collateral Agent shall have received an Officer’s Certificate of the Company, dated the Replacement Closing Date, stating that (A) the matters set forth in subparagraph (1) above are confirmed, (B) no Event of Default will result from the Company acquiring its interest in the Replacement Aircraft and (C) each of the conditions specified in this paragraph (c) with respect to such Replacement Airframe, and any comparable provisions of any lease permitted hereby to which such Airframe is subject, have been satisfied;

(7)                                  The Collateral Agent shall, at the expense of the Company, have received (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, from Cadwalader, Wickersham & Taft LLP or other counsel selected by the Company and reasonably satisfactory to Collateral Agent to the effect that (i) the Replacement Airframe and Replacement Engines, if any, has or have been made subject to the Lien of this Mortgage, (ii) all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority of the interests in the Collateral which the Mortgage purports to create, and (iii) the Collateral Agent will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Replacement Aircraft; provided that such opinion need not be delivered to the extent that the benefits of 11 U.S.C. Section 1110 (or any successor or replacement statute) were not, solely by reason of a change in law or governmental interpretation thereof, available to the Collateral Agent with respect to the Aircraft immediately prior to such substitution and (B) an opinion of qualified FAA counsel or, if applicable, qualified local counsel in the jurisdiction where the Aircraft is registered, in either case addressed to the Collateral Agent and in form and substance satisfactory to the Collateral Agent, respecting the due recordation of the Mortgage Supplement as a first priority Lien respecting such Replacement Aircraft, the registration of the ownership thereof and freedom from Liens of record (other than Permitted Liens); and

(8)                                  The Company shall have delivered to the Collateral Agent (A) a copy of the original bill of sale respecting such Replacement Airframe and Replacement Engines, if any, and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Company with respect to such Replacement Airframe or Replacement Engine.

(d)                                 Non-Insurance Payments Received on Account of an Event of Loss.

As between the Collateral Agent and the Company, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 3.6 hereof, or elsewhere in this Mortgage, as the case may be, or payments in respect of damage to the business or property, of the Company) with respect to the Aircraft, an Engine or any Part received at any time by the Collateral Agent or by the Company from any governmental authority or other Person will be applied as follows:

(i)   if such payments are received with respect to an Event of Loss as to the Aircraft, and the Airframe or the Airframe and the Engines or engines installed thereon are being replaced by the Company pursuant to Section 3.5(a) hereof, such payments shall be paid over to, or retained by, the Collateral Agent as security and upon completion of such replacement (or upon the closing therefor) and compliance with the provisions of Sections 3.5(a) and (c) with respect to the Event of Loss for which such payments are made, paid over to or retained by the Company;

(ii)   if such payments are received with respect to an Event of Loss to an Engine or Part (not involving an Event of Loss as to the Airframe) that has been or is being replaced by the Company pursuant to Section 3.4(e) hereof, such payments shall be paid over to, or retained by, the Company; and

(iii)   if such payments are received with respect to an Event of Loss as to the Aircraft, if the Airframe or the Airframe and the Engines or engines installed thereon has not or have not been and will not be replaced as contemplated by Section 3.5(a) hereof, such payments shall be applied to the prepayment of the Notes required pursuant to Section 2.8(b) of the Credit Agreement and the payment of any other Obligations then due and payable and after the Notes and such other Obligations shall have been paid in full, the balance, if any, of such payment shall be promptly paid over to, or retained by, the Company.

(e)                                  Requisition of Use.

In the event of a requisition for use by any government, so long as it does not constitute an Event of Loss, of the Airframe and the Engines or engines installed on the Airframe so long as the Airframe or an Engine is subject to the Lien of this Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred. So long as no Event of Default shall have occurred and be continuing, any payments received by the Collateral Agent or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.4(e) hereof and any payments received by the Collateral Agent or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

(f)                                    Application of Payments During Existence of Event of Default.

Any amount referred to in this Section 3.5 which is payable to the Company (or any Lessee) shall not be paid to or retained by the Company (or such Lessee), if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Collateral Agent as security for the Obligations and, if the aggregate unpaid principal amount of the Notes shall be declared to be due and payable pursuant to Section 4.2 hereof, applied against the Obligations as and when due. Upon the earlier of (a) such time as there shall not be continuing any such Event of Default or (b) the termination of this Mortgage in accordance with Section 8.1, such amount, and any interest realized thereon pursuant to Section 7.1 hereof, shall be paid over to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

Section 3.6.                                   Insurance.

(a)                                  Public Liability and Property Damage Insurance.

(I)                                    Except as provided in clause (II) of this Section 3.6(a), the Company will carry or cause to be carried at its or any Lessee’s expense (i) aircraft public liability (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, if and to the extent the same is maintained by the Company (or any Lessee) with respect to other aircraft owned or leased, and operated by the Company (or such Lessee) on the same routes, or if the Company (or any Lessee) shall at any time operate the Aircraft, the Airframe or any Engine in any war zone or area of recognized or threatened hostilities) insurance and property damage insurance (exclusive of manufacturer’s product liability insurance) with respect to the Aircraft, in an amount not less than the greater of (x) the per occurrence amount of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft and (y) the amount set forth in Section 8.19 of the Credit Agreement, and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft and (B) which is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name the Collateral Agent (but without imposing on any such party liability to pay the premiums for such insurance) (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) as an additional insured as its interest may appear, (B) shall provide that in respect of the interest of the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) in such policies the insurance shall not be invalidated by any action or inaction of the Company (or, if any Lease is then in effect, any Lessee) or any other Person and shall insure the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or, if any Lease is then in effect, any Lessee), (C) may provide for self-insurance to the extent permitted by Section 3.6(d) and (D) shall provide that, except to the extent not provided for by the Company’s war risk and hijacking insurance provider in the event that the Company maintains war risk and hijacking insurance required above, if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of the Collateral Agent (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to the Collateral Agent (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to the Collateral Agent of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by the Collateral Agent or the Noteholders (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Collateral Agent or the Noteholders (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) to the extent of any moneys due to the Collateral Agent (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease).  To the extent that the Company maintains war risk and hijacking insurance and the Company’s war risk and hijacking insurance provider does not provide for the provision of direct notice to the Collateral Agent of cancellation, material change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Collateral Agent immediate notice of each cancellation or lapse of, or material change to, such insurance.

(II)                                During any period that the Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft and which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.

(b)                                 Insurance Against Loss or Damage to the Aircraft.

(I)                                    Except as provided in clause (II) of this Section 3.6(b), the Company shall maintain or cause to be maintained in effect, at its or any Lessee’s expense, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk ground and flight coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by the Company (or, if a Lease is then in effect, any Lessee) with respect to other aircraft owned or operated by the Company (or such Lessee) on the same routes, except that the Company (or such Lessee) shall maintain war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance if the Aircraft is operated on routes where the custom is for major international air carriers flying comparable routes to carry such insurance, or if the Company (or any Lessee) shall at any time operate the Aircraft, the Airframe or any Engine in any war zone or area of recognized or threatened hostilities) which is of the type as from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft; provided that such insurance shall at all times while the Aircraft is subject to this Mortgage be for an amount (subject to self-insurance to the extent permitted by Section 3.6(d)) not less than 100% of the then aggregate outstanding principal amount of the Notes (the “Loan Loss Value”). Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall be amended to name the Collateral Agent as an additional insured, as its interest may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in Section 3.6(d), (iii) shall provide that (A) in the event of a loss involving proceeds in excess of $3,500,000 (or, if the Aircraft is then under a Lease, in excess of $2,000,000), the proceeds in respect of such loss up to an amount equal to the aggregate outstanding principal amount of the Notes, plus all accrued and unpaid interest thereon and any other Obligations (including any Obligation arising under Section 8.4(c) of the Credit Agreement) then due and payable (the “Balance Due”), shall be payable to the Collateral Agent (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case the Company (or any Lessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Collateral Agent whether such payment is made to the Company (or any Lessee) or any third party), it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss, the Collateral Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (B) the entire amount of any loss involving total proceeds of $3,500,000 (or, if the Aircraft is then under a Lease, of $2,000,000) or less or the amount of any proceeds of any loss in excess of the Balance Due shall be paid to the Company or its order unless an Event of Default shall have occurred and be continuing and the insurers shall have been notified thereof by the Collateral Agent, (iv) shall provide that, except to the extent not provided for by the Company’s hull war risk and hijacking insurance provider in the event that the Company maintains hull war risk and hijacking insurance, if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of the Collateral Agent, such cancellation, lapse or change shall not be effective as to the Collateral Agent (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) for thirty (30) days (seven (7) days in case of hull war risk and allied perils coverage) after issuance to the Collateral Agent (or, if any Lease is in effect, the Company in its capacity as lessor under the Lease) of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not generally obtainable, such policies shall provide for as long a period of prior notice as shall then be generally obtainable, (v) shall provide that in respect of the interest of the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) in such policies the insurance shall not be invalidated by any action or inaction of the Company (or, if a Lease is then in effect, any Lessee) or any other Person and shall insure the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or, if a Lease is then in effect, any Lessee), (vi) shall be primary without any right of contribution from any other insurance which is carried by the Collateral Agent or the Noteholders (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), (vii) shall waive any right of subrogation of the insurers against the Collateral Agent or the Noteholders (and if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), and (viii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Collateral Agent or the Noteholders or the Company (or any Lessee) to the extent of any moneys due to the Collateral Agent. To the extent that the Company maintains hull war risk and hijacking insurance and the Company’s hull war risk and hijacking insurance provider does not provide for the provision of direct notice to the Collateral Agent of cancellation, material change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give the Collateral Agent immediate notice of each cancellation or lapse of, or material change to, such insurance.  In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, the Collateral Agent shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.

As between the Collateral Agent and the Company, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

(w)                               if such payment is received as the result of an Event of Loss with respect to the Airframe (or the Airframe and any Engines installed thereon) that has been or is being replaced by the Company as contemplated by Section 3.5(a) hereof, such payments shall be paid over to, or retained by, the Collateral Agent and upon completion of such replacement be paid over to the Company;

(x)                                   if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon) that has not been or is not being replaced by the Company as contemplated by Section 3.5(a) hereof, so much of such payments remaining, after reimbursement of the Collateral Agent for reasonable costs and expenses, as shall not exceed the Balance Due shall be applied in reduction of the Company’s obligation to pay the Balance Due, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such Balance Due, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, the Company (or if directed by the Company, any Lessee); and

(y)                                 if such payments are received with respect to an Engine under the circumstances contemplated by Section 3.4(e) hereof, so much of such payments remaining, after reimbursement of the Collateral Agent for reasonable costs and expenses, shall be paid over to, or retained by, the Company (or if directed by the Company, any Lessee); provided that the Company shall have fully performed or, concurrently therewith, will fully perform, the terms of Section 3.4(e) hereof with respect to the Event of Loss for which such payments are made.

As between the Collateral Agent and the Company, the insurance payments for any property damage or loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 3.2(c) and 3.4 hereof, if not already paid for by the Company (or any Lessee), and any balance (or if already paid for by the Company (or any Lessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to the Company (or any Lessee if directed by the Company).

(II)                                During any period that the Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation; provided that the Company shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Loan Loss Value during such period that the Aircraft is on the ground and not in operation.

(c)                                  Reports, etc.

The Company will furnish, or cause to be furnished, to the Collateral Agent, on or before the date of the Loan and on or before July 1, in each year thereafter commencing July 1, 2004 a report, signed by Aon Risk Services, Inc. of Minnesota, Marsh & McLennan, Incorporated or any other independent firm of insurance brokers reasonably acceptable to the Collateral Agent (the “Insurance Brokers”), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; provided, however, that (i) in the case of war risk and hijacking insurance acquired by the Company from the FAA or other instrumentality of the government of the United States, no opinion concerning such coverage need be given and (ii) all information contained in the foregoing report shall not be made available by the Collateral Agent or the Noteholders to anyone except (A) to permitted transferees of the interest of the Collateral Agent or the Noteholders who agree to hold such information confidential, (B) to the Collateral Agent’s or the Noteholder’s counsel or independent public accountants or independent insurance advisors who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. The Company will cause such Insurance Brokers to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any commercial insurance on the Aircraft. To the extent such agreement is reasonably obtainable, the Company will also cause such Insurance Brokers to agree to advise the Collateral Agent in writing at least thirty (30) days (seven (7) days in the case of commercial war risk and allied perils coverage) prior to the expiration or termination date of any commercial insurance carried and maintained on the Aircraft pursuant to this Section 3.6. In addition, the Company will also cause such Insurance Brokers to deliver to the Collateral Agent, on or prior to the date of expiration of any commercial insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by the Company to the Collateral Agent on the date of the Loan. In the event that the Company or any

Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Collateral Agent may at its sole option provide such insurance and, in such event, the Company shall, upon demand, reimburse the Collateral Agent for the cost thereof to the Collateral Agent, without waiver of any other rights the Collateral Agent may have.

(d)                                 Self-Insurance.

The Company may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 3.6(b), insuring for a maximum amount which is less than the Loan Loss Value) in the insurance covering the risks required to be insured against pursuant to this Section 3.6 under a program applicable to all aircraft in the Company’s fleet, but in no case shall the aggregate amount of self-insurance in regard to insurance of the type referred to in Section 3.6(a) and Section 3.6(b) exceed during any policy year, with respect to all of the aircraft in the Company’s fleet (including, without limitation, the Aircraft), the lesser of (a) *** % of the largest replacement value of any single aircraft in the Company’s fleet or (b) *** % of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance.  In addition, the Company (and any Lessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

(e)                                  Additional Insurance by the Collateral Agent and the Company.

The Company (and any Lessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 3.6, so long as such excess insurance is not in conflict with the insurance otherwise required hereunder.

(f)                                    Indemnification by Government in Lieu of Insurance.

Notwithstanding any provisions of this Section 3.6 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof or, upon the written consent of the Collateral Agent, other government of registry of the Aircraft or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Company (or any Lessee) with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.6.

(g)                                 Application of Payments During Existence of an Event of Default.

Any amount referred to in paragraph (b) of this Section 3.6 which is payable to or retainable by the Company (or any Lessee) shall not be paid to or retained by the Company (or any Lessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Collateral Agent as security for the Obligations and, if the aggregate unpaid principal amount of the Notes shall be declared to be due and payable pursuant to Section 4.2 hereof, applied against the Obligations as and when due. Upon the earlier of (a) such time as there shall not be continuing any such Event of Default or (b) the termination of this Mortgage in accordance with Section 8.1, such amount, and any interest realized thereon pursuant to Section 7.1 hereof, shall be paid to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

Section 3.7.                                   Filings.

The Company will take, or cause to be taken, at the Company’s cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Mortgage Supplement and any financing statements or other instruments as are necessary, or requested by the Collateral Agent and appropriate, to maintain, so long as this Mortgage is in effect, the perfection of the Lien created by this Mortgage, or will furnish to the Collateral Agent timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Collateral Agent to take such action.

Section 3.8.                                   Corporate Existence.

The Company shall at all times maintain its corporate existence except as permitted by Section 3.9 hereof.

Section 3.9.                                   Merger, Consolidation.

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all its assets as an entirety to any Person unless:

(i)   the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a Certificated Air Carrier;

(ii)   the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Collateral Agent an agreement in form and substance reasonably satisfactory to Collateral Agent containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Mortgage and the Notes and any other Loan Document (to the extent any such covenant or condition in any such other Loan Document pertains to the Loan or the Notes) to be performed or observed by the Company;

(iii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)   the Company shall have delivered to the Collateral Agent an Officer’s Certificate, and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii)

above comply with this Section 3.9 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 3.9, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Mortgage with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 3.9 from its liability in respect of any Loan Document to which it is a party.

Section 3.10.                             Notice of Change of the Company’s Location.

The Company will notify the Collateral Agent of any change in the location of the Company (for purposes of Article 9 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

Section 3.11.                             Interests in the Purchase Agreement.

The grant by the Company to the Collateral Agent of the Company’s interests in and to the Contract Rights as set forth in granting clause (b) of Section 2.1 hereof is subject to the following:

(a)                                  If and so long as AVSA shall not have received notice from the Collateral Agent in writing addressed to its Chief Executive Officer at 2, rond Point Maurice Bellonte, 31700 Blagnac, France that an Event of Default under this Mortgage has occurred and is continuing, the Collateral Agent (1) authorizes the Company, on behalf of but to the exclusion of the Collateral Agent, to exercise in the Company’s own name the Contract Rights and (2) at the Company’s expense, shall cooperate with the Company and take such actions as the Company reasonably deems necessary to enable the Company to enforce the Contract Rights.

(b)                                 Effective upon the receipt by AVSA of notice from the Collateral Agent that an Event of Default under this Mortgage has occurred and is continuing and thereafter until AVSA shall have received written notice from the Collateral Agent that such Event of Default has been cured or waived: (1) at the Collateral Agent’s option, the authorization given to the Company under clause (a) of this Section 3.11 to enforce the Contract Rights shall henceforth cease to be effective and the Collateral Agent and its successors and assigns, to the exclusion of the Company, shall be entitled to assert and enforce Contract Rights as substitute party plaintiff or otherwise and the Company, at the request of the Collateral Agent or its successors or assigns and at the Company’s expense, shall cooperate with and take such action as reasonably necessary to enable the

Collateral Agent and its successors and assigns to enforce Contract Rights, and the Collateral Agent, if it shall elect to enforce Contract Rights, shall use its best efforts to assert and enforce Contract Rights, and (2) the Company will be deemed to have irrevocably constituted the Collateral Agent and its successors and permitted assigns the Company’s true and lawful attorney (it being acknowledged that such appointment is coupled with an interest, namely the Collateral Agent’s rights acquired and to be acquired hereunder) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims due and to become due under, or arising out of, the Purchase Agreement in respect of the Aircraft, to the extent that the same have been assigned under granting clause (b) of Section 2.1 of this Mortgage, and for such period as the Collateral Agent may exercise rights with respect thereto under this clause (2), to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any orders in connection therewith and to file any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith with the Collateral Agent may deem to be necessary or advisable in the premises.

(c)                                  Notwithstanding granting clause (b) of Section 2.1, this Section 3.11 and anything in this Mortgage to the contrary, all amounts that AVSA or the Manufacturer is obligated to pay to the Company pursuant to the Contract Rights (a “Manufacturer Payment”) will be payable and applicable as follows: all the Manufacturer Payments shall be paid to the Company unless and until AVSA shall have received written notice from the Collateral Agent that an Event of Default under this Mortgage has occurred and is continuing, whereupon AVSA and the Manufacturer will make any and all such payments directly to the Collateral Agent, until AVSA shall have received written notice from the Collateral Agent that all Events of Default under this Mortgage have been cured or waived. Any amounts received by the Collateral Agent pursuant to the immediately preceding sentence, to the extent not theretofore applied in satisfaction of the Obligations, shall be returned to the Company promptly after all Events of Default hereunder have been cured or waived.

(d)                                 For all purposes of this Mortgage, AVSA shall not be deemed to have knowledge of a declaration of an Event of Default under this Mortgage or of the discontinuance or waiver of an Event of Default unless and until the Manufacturer shall have received written notice addressed to AVSA as provided in paragraph (a) above, and in acting in accordance with the terms and conditions of the Purchase Agreement and this Mortgage, AVSA and the Manufacturer may rely conclusively upon any such notice.

(e)                                  Anything herein contained to the contrary notwithstanding: (1) the Company shall at all times remain liable to AVSA and the Manufacturer under the Purchase Agreement in respect of the Aircraft to perform all of its duties and obligations thereunder to the same extent as if this Mortgage had not been executed; (2) the exercise by the Collateral Agent of any of the Company’s rights assigned hereunder shall not release the Company from any of its duties or obligations to AVSA or the Manufacturer under the Purchase Agreement in respect of the Aircraft except to the extent that such exercise by the Collateral Agent shall constitute performance of such duties and obligations; and (3) except as provided in clause (f) of this Section 3.11, the Collateral

Agent shall not have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Mortgage or be obligated to perform any of the obligations or duties of the Company under the Purchase Agreement or to make any payment or make any inquiry as to the sufficiency of any payment received by it or to present or to file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

(f)                                    Without in any way releasing the Company from any of its duties or obligations under the Purchase Agreement, the Collateral Agent confirms for the benefit of AVSA and the Manufacturer that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement shall apply to, and be binding upon, the Collateral Agent to the same extent as the Company.

(g)                                 Nothing contained in this Mortgage shall (1) subject AVSA or the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or (2) modify in any respect AVSA’s or the Manufacturer’s contract rights thereunder.

Section 3.12.                             General Covenant.  The Company agrees to timely pay and perform each of its covenants and agreements contained in the other Loan Documents.

ARTICLE IV

REMEDIES OF THE COLLATERAL AGENT
UPON AN EVENT OF DEFAULT

Section 4.1.                                   Event of Default.  Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

(a)                                  the Company shall fail to make any payment within ten (10) days after the same shall have become due of principal of, or interest on, any Notes; or the Company shall fail to make any payment when the same shall become due of any other Obligations, and such failure shall continue unremedied for twenty-five (25) days after the receipt by the Company of written notice thereof from the Collateral Agent or the Administrative Agent; or

(b)                                 the Company shall have failed to perform or observe (or caused to be performed and observed) in any material respect any covenant or agreement to be performed or observed by it under this Mortgage or the Credit Agreement, and such failure shall continue unremedied for a period of thirty (30) days after receipt by the

Company of written notice thereof from the Collateral Agent or the Administrative Agent; provided, however, that if the Company shall have undertaken to cure any such failure which arises under Section 3.2(c), or under the first sentence of Section 3.2(b) as it relates to maintenance, service, repair or overhaul or under Section 3.4(a), (b), (c) or (d) hereof and, notwithstanding the diligence of the Company in attempting to cure such failure, such failure is not cured within said thirty-day period but is curable with future due diligence, there shall exist no Event of Default under this Section 4.1(b) so long as the Company is proceeding with due diligence to cure such failure and such failure is remedied not later than one hundred eighty (180) days after receipt by the Company of such written notice; or

(c)                                  any representation or warranty made by the Company herein or in the Credit Agreement or any document or certificate furnished by the Company in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Lenders) within thirty (30) days after the receipt by the Company of a written notice from the Collateral Agent or the Administrative Agent advising the Company of the existence of such incorrectness; or

(d)                                 the commencement of an involuntary case or other proceeding in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company, or of any substantial part of its property, or sequestering any substantial part of the property of the Company and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

(e)                                  the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for all or substantially all of its property, or the making by the Company of any assignment for the benefit of creditors or the Company shall take any corporate action to authorize any of the foregoing; or

(f)                                    the Company shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 3.6 hereof and such failure shall continue unremedied for a period of fifteen (15) days after receipt by the Company of written notice thereof from the Collateral Agent; or

(g)                                 for so long as the Loan is then held in whole or in part by a Lender (or Lenders) who controls at such time the ability to accelerate the Loan, the maturity of any other Airbus Loan then held in whole or in part by a Lender (or Lenders) who controls at such time the ability to accelerate such other Airbus Loan shall have been accelerated;

provided, however, that, notwithstanding anything to the contrary contained in Section 4.1(b) or (c) hereof, any failure of the Company to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as the Company is continuing to comply with all of the terms of Section 3.5 hereof.

Section 4.2.                                   Remedies with Respect to Collateral.

(a)                                  Remedies Available.

Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Collateral Agent (in accordance with the provisions of Article 5 hereof) may, and upon the written instructions of a Majority in Interest of Noteholders, the Collateral Agent shall, do one or more of the following; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 3.2(a) hereof and in possession of the United States government or an agency or instrumentality of the United States, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clauses (A), (B) and (C) in such manner as to limit the Company’s control under this Mortgage of the Airframe or any Engines installed thereon, unless at least sixty (60) days’ (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Air Force) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Company (or by Lessee) relating to the Aircraft:

(A)                              cause the Company, upon the written demand of the Collateral Agent, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframe or any Engine or other Collateral as the Collateral Agent may so demand to the Collateral Agent or its order, or the Collateral Agent, at its option, may enter upon the premises where all or any part of the Airframe or any Engine or other Collateral are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may at the option of the Collateral Agent, be exchanged with the Company for an Engine in accordance with the provisions of Section 3.4(e) hereof;

(B)                                sell all or any part of the Airframe and any Engine or other Collateral at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or lease or otherwise dispose of all or any part of the Airframe or such Engine or other Collateral as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; and/or

(C)                                exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable law, including without limitation, the Uniform Commercial Code of the State of New York.

Upon every taking of possession of Collateral under this Section 4.2, the Collateral Agent may, from time to time, at the expense of the Collateral Agent, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Collateral Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons properly engaged and employed by the Collateral Agent.

In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the

Collateral Agent’s remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Airframe or any Engine in accordance with the terms hereof or under applicable law, including without limitation, the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If an Event of Default shall have occurred and be continuing and the Notes shall have been accelerated pursuant to this Section 4.2, at the request of the Collateral Agent the Company shall promptly execute and deliver to the Collateral Agent such instruments of title and other documents as the Collateral Agent may deem necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the Collateral to which the Collateral Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Agent, the Collateral Agent may obtain a judgment conferring on the Collateral Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

Nothing in the foregoing shall affect the right of each Noteholder to receive all payments of principal of, and interest on, the Note or Notes held by such Noteholder and all other amounts owing to such Noteholder as and when the same may be due.

(b)                                 Notice of Sale.

The Collateral Agent shall give the Company at least fifteen (15) days’ prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company (and any Lessee) a reasonable opportunity to bid.

(c)                                  Receiver.

If any Event of Default shall occur and be continuing, to the extent permitted by law, the Collateral Agent shall be entitled, as a matter of right as against the Company, without notice or demand and without regard to the adequacy of the security for the Notes or the solvency of the Company, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral and of the tolls, rents, revenues, issues, income, products and profits thereof.

(d)                                 Concerning Sales.

At any sale under this Article, any Lender or the Collateral Agent or the Administrative Agent may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.  Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Notes in lieu of cash in the amount which shall be payable thereon as principal or interest.  Said

Notes, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

Section 4.3.                                   Waiver of Appraisement, etc., Laws.  To the full extent that it may lawfully so agree, the Company agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; but the Company, for itself and all who may claim under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.  The Company, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure this Mortgage may order the sale of the Collateral as an entirety.

Section 4.4.                                   Remedies Cumulative.

Each and every right, power and remedy herein specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.5.                                   Discontinuance of Proceedings.

If the Collateral Agent shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

ARTICLE V

DUTIES OF THE COLLATERAL AGENT

Section 5.1.                                   Action Upon Event of Default.

Subject to the terms of Sections 4.2 and 5.3 hereof, the Collateral Agent shall take such action, or refrain from taking such action, with respect to an Event of Default (including with respect to the exercise of any rights or remedies hereunder), as the Collateral Agent shall be instructed in writing by a Majority in Interest of Noteholders. If the Collateral Agent shall not have received instructions as above provided within twenty (20) days after the mailing of any request for such instructions to the Noteholders, the Collateral Agent may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.1, but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Event of Default as it shall determine to be advisable in the best interests of the Noteholders; provided that the Collateral Agent may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

Section 5.2.                                   Action Upon Instructions.

Subject to the terms of Sections 4.2, 5.1, 5.3 and Article 6 hereof, upon the written instructions at any time of a Majority in Interest of Noteholders, the Collateral Agent shall take such of the following actions as may be specified in such instructions and permitted by this Mortgage: (i) give such notice, direction or consent, or exercise such right, remedy or power hereunder or, subject to the provisions of Article 2 and Section 3.11 hereof, in respect of all or any part of the Collateral, or  (ii) take such other action as shall be specified in such instruction; it being understood that without the written instructions of a Majority in Interest of Noteholders the Collateral Agent shall not take any action pursuant to this Section 5.2. The Collateral Agent will execute and file or cause to be filed (at the expense of the Company) such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Noteholders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed).

Section 5.3.                                   Indemnification.

The Collateral Agent shall not be required to take any action or refrain from taking any action under Section 5.1 or 5.2 or Article 4 hereof if it shall have reasonable grounds for believing that repayment of any funds expended by it or adequate indemnification against any risks incurred in connection therewith is not reasonably assured to it. The Collateral Agent shall not be required to take any action under Section 5.1 or 5.2 or Article 4 hereof, nor shall any other provision of this Mortgage be deemed to impose a duty on the Collateral Agent to take any action, if the Collateral Agent shall have been advised in writing by independent counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

Section 5.4.                                   No Duties Except as Specified in Mortgage or Instructions.

The Collateral Agent shall not have any duty or obligation to manage, control, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage, except as expressly provided by the terms of this Mortgage or as expressly provided in written instructions received pursuant to the terms of Section 5.1 or 5.2 hereof; and

no implied duties or obligations shall be read into this Mortgage against the Collateral Agent. The Collateral Agent nevertheless agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Liens on any part of the Collateral, or on any properties of the Company assigned, pledged or mortgaged as part of the Collateral, which result from claims against the Collateral Agent in its individual capacity not related to the administration of the Collateral or any other transaction under this Mortgage or any document included in the Collateral.

Section 5.5.                                   No Action Except Under Mortgage or Instructions.

The Collateral Agent agrees that it will not manage, control, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or other property constituting part of the Collateral except (i) in accordance with the powers granted to, or the authority conferred upon, the Collateral Agent pursuant to this Mortgage, or (ii) in accordance with the express terms hereof or with written instructions pursuant to Section 5.1 or 5.2 hereof.

ARTICLE VI

SUPPLEMENTS AND AMENDMENTS
TO THIS MORTGAGE AND OTHER DOCUMENTS

Section 6.1.                                   Supplemental Mortgages.

With the written consent of a Majority in Interest of Noteholders, the Company may, and the Collateral Agent, subject to Section 6.2 hereof, shall, at any time and from time to time, enter into a Mortgage or Mortgages supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Mortgage or of modifying in any manner the rights and obligations of the Company under this Mortgage; provided, however, without the consent of each Noteholder affected thereby, no such supplemental Mortgage shall:

(i)   create any Lien with respect to the Collateral except such as are permitted by this Mortgage, or deprive the Administrative Agent or any Noteholder of the benefit of the Lien on the Collateral created by this Mortgage; or

(ii)   change the definition of “Majority in Interest of Noteholders” so as to reduce the percentage of principal amount of the Notes, the consent of whose holders is required for any such supplemental mortgage, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Mortgage, or of certain defaults hereunder and their consequences) provided for in this Mortgage; or

(iii)   modify any provisions of this Section 6.1, except to provide that certain other provisions of this Mortgage cannot be modified or waived without the consent of each Noteholder affected thereby.

Section 6.2.                                   Collateral Agent Protected.

If in the opinion of the Collateral Agent any document required to be executed pursuant to the terms of Section 6.1 hereof adversely affects any right, duty, immunity or indemnity in favor of the Collateral Agent under this Mortgage, the Collateral Agent may in its discretion decline to execute such document.

ARTICLE VII

INVESTMENT OF SECURITY FUNDS

Section 7.1.                                   Investment of Security Funds.

Any monies paid to or retained by the Collateral Agent which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.5(d), 3.5(f), 3.6(b) and 3.6(g) hereof), but which the Collateral Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Collateral Agent at the written authorization and direction of the Company from time to time at the sole expense and risk of the Company in Permitted Investments. After the occurrence and during the continuance of an Event of Default, Permitted Investments will be selected by the Collateral Agent at its discretion. At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. The Collateral Agent shall not be liable for any loss relating to a Permitted Investment made pursuant to this Article 7. The Company will promptly pay to the Collateral Agent, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

ARTICLE VIII

MISCELLANEOUS

Section 8.1.                                   Termination of Mortgage.

Upon the payment in full of the principal of, and interest on, all Notes, and all other Obligations then due and payable (and regardless of whether any Default or Event of Default (or any “default” or “event of defaults” under any other Loan Document) shall have occurred and be continuing), the Collateral Agent shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Aircraft and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect.

Section 8.2.                                   Alterations to Mortgage.

This Mortgage shall not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by each of the parties hereto through its duly authorized representative.

Section 8.3.                                   No Legal Title to Collateral in Noteholder.

No Noteholder shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of a Note or other right, title and interest of a Noteholder in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Noteholder to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 8.4.                                   Sale of the Aircraft by Collateral Agent Is Binding.

Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Noteholders and the Company, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company, and the Noteholders in and to the Aircraft, the Airframe, any Engine or any interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

Section 8.5.                                   Benefit of Mortgage.

Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Collateral Agent, and the Noteholders any legal or equitable right, remedy or claim under or in respect of this Mortgage or any Note.

Section 8.6.                                   Section 1110 of the Bankruptcy Code.

It is the intention of the parties hereto that the security interest created hereby entitles the Collateral Agent on behalf of the Administrative Agent and Noteholders to all of the benefits of Section 1110 of the Bankruptcy Code in the event of any reorganization of the Company under the Bankruptcy Code.

Section 8.7.                                   Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in writing, and shall become effective when received, or, if promptly confirmed by first-class mail, postage prepaid, when dispatched by telegram, telex, telecopy or other written telecommunication addressed:

(i)   if to the Company, at its office at

2700 Lone Oak Parkway
Eagan, MN 55121
Telecopy: 612-726-2221
Attention:  Senior Vice President-Finance

and Treasurer

or at such other address as the Company shall from time to time designate by written notice to the Collateral Agent in accordance with this Section 8.7; and

(2)   if to the Collateral Agent, at its office at

***Avenue

New York, NY 10017
Telecopy: 212- ***
Attention: General Counsel

with a copy to:

***

Telecopy: ***

Attention: Contract Administration

or at such other address as the Collateral Agent shall from time to time designate by written notice to the Company in accordance with this Section 8.7.

Section 8.8.                                   Severability.

Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction. The Company and the Collateral Agent agree, as to such jurisdiction and to the extent permitted by such jurisdiction’s laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company’s or the Collateral Agent’s obligations hereunder.

Section 8.9.                                   No Waiver; Cumulative Remedies.

No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.10.                             Separate Counterparts.

This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Mortgage including a signature page executed by each of the parties hereto shall be an original counterpart of this Mortgage, but all of such counterparts together shall constitute one instrument.

Section 8.11.                             Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Collateral Agent and its successors and permitted assigns, and the Noteholders, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Noteholder (unless withdrawn by such Noteholder or successor or assign prior to it being acted upon by the Collateral Agent) shall bind the successors and assigns of such Noteholder.

Section 8.12.                             Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.13.                             Governing Law.

THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLE THAT WOULD DICTATE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 8.14.                             Normal Commercial Relations.

Anything contained in this Mortgage to the contrary notwithstanding, the Company, any Noteholder or the Collateral Agent or any Affiliate of the Company, any Noteholder or the Collateral Agent may enter into commercial banking or other financial transactions with each other, and conduct banking or other commercial relationships with each other, fully to the same extent as if this Mortgage were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

Section 8.15.                             Language.  All correspondence, documents and any other written matters in connection with this Mortgage shall be in English.

Section 8.16.                             Interpretation.  In the event of any inconsistency between the terms of this Mortgage and the terms of the Letter Agreement, the terms of this Mortgage will prevail over the terms of the Letter Agreement.

Section 8.17.                             Execution of Financing Statements.  Pursuant to the Uniform Commercial Code, the Company authorizes the Collateral Agent to file or record financing statements and amendments thereto and any other filings under the Uniform Commercial Code with respect to the Collateral without the signature of the Company in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Mortgage.  The Company hereby ratifies and authorizes the filing by the Collateral Agent under the Uniform Commercial Code of any financing statement with respect to the Collateral made prior to the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, there unto duly authorized, as of the day and year first above written.

NORTHWEST AIRLINES, INC.

By:
Title:

***
as Collateral Agent

By:
Title:

APPENDIX A

NORTHWEST AIRLINES, INC., FINANCING OF ONE
AIRBUS A330 AIRCRAFT

DEFINITIONS RELATING TO THE
MORTGAGE AND SECURITY AGREEMENT

The definitions stated herein shall apply equally to both the singular and plural forms of the terms defined.

“Administrative Agent” has the meaning given to such term in the Credit Agreement.

“AFC” means Airbus Finance Company Limited, an Irish limited liability company.

“Affiliates” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

“Agent” or “Agents” means, individually or collectively, as the case may be, the Collateral Agent and the Administrative Agent.

“Airbus Lender” means the Manufacturer, AFC or any of their Affiliates.

“Airbus Loan” means any loan (other than the Loan) made by an Airbus Lender pursuant to the Letter Agreement.

“Aircraft” means the Airframe (or any Replacement Airframe substituted therefor pursuant to Section 3.5 of the Mortgage) together with the two Engines delivered in connection therewith (or any Replacement Engine substituted for any of said Engines pursuant to Section 3.4 of the Mortgage), whether or not any of such initial or substitute Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

“Airframe” means (A) the Airbus A330-223 aircraft delivered by the Manufacturer under the Purchase Agreement (except the Engines or engines from time to time installed thereon), identified by U.S. registration mark and manufacturer’s serial number in the initial Mortgage Supplement; and (B) any and all Parts (other than Engines or engines) so long as the same shall be incorporated or installed in or attached to such Airframe.

“AVSA” means AVSA, S.A.R.L., a société à responsabilité limitée organized and existing under the laws of the Republic of France.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor provisions thereof.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, Dublin, Ireland, Paris, France or Minneapolis, Minnesota a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on the Loan if it bears interest based upon the Eurodollar Rate, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

“Certificated Air Carrier” means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Citizen of the United States” has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code.

“Civil Reserve Air Fleet Program” means the Civil Reserve Air Fleet Program, currently administered by the United States Air Force Military Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

“Collateral” has the meaning given such term in Section 2.1 of the Mortgage.

“Collateral Agent” has the meaning specified in the recitals to the Mortgage.

“Company” has the meaning specified in the recitals to the Mortgage.

“Contract Rights” means all of the Company’s right, title and interest in and to the Purchase Agreement, as and to the extent that the same relate to the Aircraft and the operation thereof, including, without limitation, (a) all claims for damages in respect to the Aircraft arising as a result of any default by the Manufacturer under the Purchase Agreement, including, without limitation, all warranty, service life policy, aircraft performance guarantee and indemnity provisions in the Purchase Agreement in respect of the Aircraft and all claims thereunder and (b) any and all rights of the Company to compel performance of the terms of the Purchase Agreement in respect of the Aircraft; excluding and reserving to the Company, however, (i) all of the Company’s right, title and interest in and to the Purchase Agreement as and to the extent that it relates to any matters not in respect of the Aircraft, (ii) all of the Company’s right, title and interest under the Purchase Agreement (other than under Clauses 12 and 13 thereof), (iii) all of the Company’s rights and interests in or arising out of any payments or deposits made or to be made by the Company or amounts credited or to be credited or paid or to be paid by the Manufacturer to the Company in respect of the Aircraft under the Purchase Agreement, (iv) all of the Company’s right, title and interest under the Product Support Agreement for Airbus A330 Aircraft, dated December 21, 2000 between AVSA and the Company and (v) with respect to the Aircraft, all rights to demand, accept and retain all rights in and to property (other than the Aircraft), data and services of any kind which the Manufacturer is

2

obligated to provide or does provide pursuant to the Purchase Agreement with respect to the Aircraft.

“Credit Agreement” means the Credit Agreement, dated as of November 16, 2004, between the Company, AFC, as the Initial Lender, and ***, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Default” means an event which, with the giving of notice, lapse of time or both would become an Event of Default.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engine” means: (A) each of the two Pratt & Whitney PW4168A engines installed on the Airframe at the time of delivery to the Company of such Airframe and listed by manufacturer’s serial number in the initial Mortgage Supplement, whether or not from time to time installed on the Airframe or installed on any other aircraft; and (B) any Replacement Engine that may from time to time be substituted, pursuant to Section 3.4 of the Mortgage, for such Engine; together in each case with any and all Parts incorporated or installed in or attached thereto.

“Event of Default” has the meaning given such term in Section 4.1 of the Mortgage.

“Event of Loss” with respect to the Aircraft, Airframe or either Engine means any of the following events with respect to such property:

(i)                                     the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation. or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by the Company for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless the Company, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by the Company, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition is applicable to the Company’s entire U.S. registered fleet of

3

Airbus A330-200 series aircraft and the Company, prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by the Company, but in any event if such use shall have been prohibited for a period of three years, and (v) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.2(a) of the Mortgage.  An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (or any agency or instrumentality of the applicable government succeeding to the jurisdiction of the foregoing entities).

“Lease” means any lease permitted by the terms of Section 3.2(a)(x) of the Mortgage.

“Lenders” has the meaning provided in the Credit Agreement.

“Lessee” means any lessee permitted by the terms of Section 3.2(a)(x) of the Mortgage.

“Letter Agreement” means the A330 Financing Letter Agreement No. 1, dated as of December 21, 2000, between the Company and AVSA, as amended by Amendment No. 1 dated December 20, 2002.

“Lien” means any lien (statutory or otherwise), security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means the Loan made under the Credit Agreement.

“Loan Documents” means the Mortgage, each Mortgage Supplement, the Notes, and the Credit Agreement, and any other agreement or instrument entered into or delivered by the Company pursuant to any of the foregoing.

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“Loan Loss Value” has the meaning given such term in Section 3.6(b)(I) of the Mortgage.

“Majority in Interest of Noteholders” means, as of a particular date of determination, the holders of more than 66 2/3% in aggregate unpaid principal amount of all Notes, if any, outstanding as of such date, excluding any Notes owned or held, directly or indirectly, by the Company or any Affiliate of the Company.

“Manufacturer” means Airbus S.A.S. (or any person or any entity that succeeds to substantially all of the businesses and operations thereof).

“Mortgage” means the Mortgage and Security Agreement covering the Collateral dated as of November 16, 2004 between the Company and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Mortgage Supplement” means (a) the Mortgage and Security Agreement Supplement No. 1 dated November 16, 2004, substantially in the form of Exhibit A to the Mortgage, which shall describe with particularity the Aircraft and the Engines and which creates a security interest in the Aircraft and the Engines and (b) any other supplement to the Mortgage from time to time executed and delivered.

“Note” means a promissory note of the Company payable to the order of a Lender, substantially in the form of Exhibit A to the Credit Agreement, evidencing the indebtedness of the Company to such Lender resulting from the Loan.

“Noteholder” means and includes each Person holding all or a portion of the Loan evidenced by a Note or Notes from time to time for so long as such holder shall hold such Note or Notes.

“Obligations” means the Company’s obligation to make the due and punctual (i) payment of the principal of and interest from time to time due on the Notes (including interest at the rate specified in the Credit Agreement after the occurrence of an Event of Default), (ii) payment of all sums payable by the Company under the Mortgage, (iii) payment of all other sums payable by the Company to the Noteholders under Sections 2.9, 2.12, 2.17, 2.18 and 8.4 of, or elsewhere under, the Credit Agreement and the other Loan Documents.

“Obsolete Parts” has the meaning given such term in Section 3.4(d) of the Mortgage.

“Officer’s Certificate” means, as to any company, a certificate signed by the Chairman, the Vice Chairman, the President, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary, or any Assistant Secretary of such company.

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, buyer furnished equipment, and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Company from a

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third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine.

“Permitted Investments” means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of 90 days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody’s Investors Service, Inc. (“Moody’s”) or AA or better by Standard & Poor’s Corporation (“S&P”) and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of Al by S&P or P1 by Moody’s and having a final maturity of 90 days or less from the date of purchase thereof; provided that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.

“Permitted Lessee” means any air carrier domiciled in a country listed in Schedule I to the Mortgage.

“Permitted Liens” has the meaning given such term in Section 3.1 of the Mortgage.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“***”  has the meaning specified in the preamble to the Mortgage.

“Purchase Agreement” means the Airbus A330 Purchase Agreement, dated as of December 21, 2000, between AVSA and the Company, relating to the purchase by the Company of the Aircraft as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

“Replacement Aircraft” means any Aircraft of which a Replacement Airframe is part.

“Replacement Airframe” means an Airbus A330 aircraft (except Engines or engines from time to time installed thereon), which shall have been made subject to the Lien of the Mortgage pursuant to Section 3.5 thereof.

“Replacement Closing Date” has the meaning given such term in Section 3.5(c) of the Mortgage.

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“Replacement Engine” means a Pratt & Whitney PW4168A engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe) which has a value, utility and remaining useful life (except for maintenance cycle condition) at least equal to the Engine which it is replacing, assuming such Engine was of the value, utility and remaining useful life (except for maintenance cycle condition) required by the terms of the Mortgage, and which shall have been made subject to the Lien of the Mortgage pursuant to Section 3.4 or 3.5 of the Mortgage.

“Taxes” has the meaning specified in the Credit Agreement.

“Transportation Code” means Title 49 of the United States Code, comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“U.S. Air Carrier” means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Transportation Code, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“Wet Lease” means any arrangement whereby the Company (or any Lessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of the Company (or any Lessee) possessing all current certificates and licenses that would be required under the Transportation Code or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of the Company (or any Lessee)) and (ii) shall be maintained by the Company (or any Lessee) in accordance with its normal maintenance practices.

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Exhibit A
To
Mortgage

MORTGAGE AND SECURITY
AGREEMENT SUPPLEMENT NO.

Mortgage and Security Agreement Supplement No.    dated         , (“Mortgage Supplement”) of NORTHWEST AIRLINES, INC. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement, dated as of November 16, 2004, (the “Mortgage”), between the Company and ***, as Collateral Agent (the “Collateral Agent”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Mortgage being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Collateral Agent; and

[WHEREAS, the Mortgage relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Mortgage is attached to and, made a part of this Mortgage Supplement;](1)

[WHEREAS, the Company has, as provided in the Mortgage, heretofore executed and delivered to the Collateral Agent   Mortgage Supplement(s) for the purpose of specifically subjecting to the Lien of the Mortgage certain airframes and/or engines therein described, which Mortgage Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date	Recordation Date	FAA Document Number](2)

NOW, THEREFORE, in order to secure the prompt payment of the Obligations, subject to the terms and conditions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration given to the Company at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has mortgaged, assigned, pledged, hypothecated and granted, and does hereby mortgage, assign, pledge, hypothecate and grant, a continuing security interest in, and mortgage lien on, the property comprising all its right, title and interest in and to the Airframe and Engines described in Annex A attached hereto, whether or not such Engines shall be installed in or

(1)                                  Use for Mortgage Supplement No. 1 only.

(2)                                  Use for all Mortgage Supplements other than Mortgage Supplement No. 1.

attached to the Airframe or any other aircraft, to the Collateral Agent, its successors and assigns, for the benefit and security of the Agents and Noteholders;

To have and to hold all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the benefit and security of the Agents and Noteholders and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meaning provided in the Mortgage.

THIS MORTGAGE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLE THAT WOULD DICTATE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the Company has caused this Supplement No.   to be duly executed by one of its duly authorized officers, as of the day and year first above written.

NORTHWEST AIRLINES, INC.

By:
Title:

Annex A

to Mortgage

Supplement No.

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	FAA Registration No.	Manufacturer’s Serial No.
Airbus S.A.S.	A330-223	N *** 7NW	0633

ENGINES

Manufacturer	Model	Manufacturer’s Serial No.
Pratt & Whitney	PW4168A	P733572
Pratt & Whitney	PW4168A	P733573

Each Engine horsepower is of 750 or more “rated take-off horsepower” or the equivalent of such horsepower.

Schedule I
to Mortgage

SCHEDULE OF COUNTRIES FOR PERMITTED LESSEES

Argentina

Australia

Austria

Bahamas

Belgium

Brazil

Canada

Chile

Denmark

Egypt

Finland

France

Germany

Greece

Hungary

Iceland

India

Indonesia

Ireland

Italy

Japan

Luxembourg

Malaysia

Malta

Mexico

Morocco

Netherlands

New Zealand

Norway

Paraguay

People’s Republic of China

Philippines

Portugal

Republic of China (Taiwan)

Singapore

South Africa

South Korea

Spain

Sweden

Switzerland

Thailand

Tobago

Trinidad

United Kingdom

Uruguay

Venezuela